UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2
to

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2005

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

7321 Lincoln Way, Garden Grove, California   92841

(Address of principal executive office) (Zip Code)

714/  898-0007
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                This is Amendment No. 2 to the Registrant’s Form 8-K originally filed on March 8, 2005 and amended on April 27, 2005. (See the description of this amendment in Section 1.)

Section 1 - Registrant’s Business and Operations

                Item 1.01  Entry into a Material Definitive Agreement

                The Registrant filed a Form 8-K on March 8, 2005 and amended that Form 8-K on April 27, 2005. With that amendment, the Registrant filed Exhibit 2.4.  The Registrant hereby files Exhibit 2.4.1, a corrected signature page to Exhibit 2.4 containing typewritten signatures previously omitted.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

The Registrant files as Exhibit 99.1 to this Report its news release dated May 17, 2005 concerning the inclusion of a going-concern emphasis in the Registrant’s accountant’s opinion and an impairment of its goodwill that will affect its financial results for the annual period ended February 28, 2005.

Item 2.06 Material Impairments.

The Registrant concludes that a material charge for impairment of goodwill is required under generally accepted accounting principles applicable to the Registrant (“GAAP”).  The impairment charge will add to the Registrant’s losses, which are to be reported in its Form 10-K for the annual period ended February 28, 2005.

(a)  The Registrant’s Audit Committee made the final conclusion on May 17, 2005 that this charge was required.

The impairment affects $4,528,000 of goodwill.

The Registrant’s goodwill was created in a purchase of a business in 2003.

The realization of value from goodwill came into question in connection with preparation of annual financial statements as of the end of fiscal year 2005 because the auditors have determined their opinion on the financial statements will include a going-concern emphasis paragraph.  Uncertainty about future cash flows, primarily, has eliminated the value that the Registrant previously attributed to goodwill.

(b) Registrant estimates that the impairment charge will be $4,528,000, arising from elimination of all goodwill.

(c) There is no expectation of any expenditure of cash by the Registrant in the case of this impairment charge to goodwill.

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

The Registrant is providing notice on May 19, 2005 to Nasdaq that the Registrant would not qualify for continued listing on the Nasdaq SmallCap Market for two reasons:

(1)  The impairment described in the items above reduces shareholders’ equity below $2.5 million, the net shareholders equity required by Rule 4310; and the Common Stock remains deficient concerning the minimum bid price required by Rule 4310.

(2) The Registrant’s common stock will in all likelihood not succeed to meet the minimum bid price requirement.  , June 9, 2005 would be the first day of the final period that was allowed under Nasdaq’s rules in which the Registrant could have regained compliance with the minimum bid price requirement (presuming the Registrant’s continued satisfaction of all other of the continued listing criteria).

The Registrant has provided notice to Nasdaq that the Registrant has taken the action of entering into a merger agreement with QuaTech, Inc.  The agreement with QuaTech, Inc. provides, in relevant part, that the Registrant and QuaTech, Inc. will work together to complete the merger transaction and in the meantime secure additional financing.

Through the merger and financing, the Registrant hopes to satisfy the Nasdaq SmallCap Market minimum shareholders’ equity requirement for continued listing of our Common Stock.

The agreement with QuaTech, Inc. also provides that the Registrant shall reclassify its Common Stock, with the intention of satisfying the minimum bid price requirement for Nasdaq SmallCap Market listing.

The Registrant does not feel it is feasible to close the transactions contemplated before July.  The Registrant is requesting that the Nasdaq Stock Market hold a hearing, as described elsewhere in this Item, which could stay any delisting of the Registrant’s Common Stock until a Hearing Panel makes its determination.

The Nasdaq has advised the Registrant that the Listing Qualifications Staff has made a determination that its transaction with QuaTech, Inc. would, if completed, require the Registrant to meet the initial listing standards as of the date of the closing, which provide for an even higher net shareholders’ equity requirement an other more stringent requirements than the Registrant previously needed to meet to continue its listing on the Nasdaq SmallCap Market.   The net shareholders’ equity requirement for initial listing is $5 million.  The Registrant’s plan and intention is to achieve that minimum standard. However, in addition, the minimum bid price requirement for initial listing is $4.00.  The Registrant and QuaTech, Inc. are mutually considering how the Registrant might choose to proceed and are studying the foreseeable side effects of the kind of reverse stock split that could have the desired effect of achieving the $4.00 minimum bid price.  The Registrant is requesting a hearing to appeal the Nasdaq staff’s determination that the initial listing criteria shall apply to the transaction with QuaTech, Inc.

The Registrant plans to file a registration statement on Form S-4 in connection with the QuaTech, Inc. transaction and to combine that registration statement with its proxy statement for its annual shareholders’ meeting, which will among other things consider whether to approve the transaction, which involves authorizing the issuance of shares of the Registrant’s authorized and unissued common stock to acquire QuaTech, Inc. and for additional financing.

Section 9                Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

2.4.1        Corrected Signature Page in Exhibit 2.4

99.1         Press Release of Registrant dated May 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC Technologies Corp.
(Registrant)

Date May 20, 2005

/s/ Stephen J. Vukadinovich
(Signature)

Stephen J. Vukadinovich, Chief Financial Officer
(Name and Title)